                          INDEPENDENT AUDITOR'S REPORT



TO THE PARTNERS
PIONEER STREET ASSOCIATES
(A CALIFORNIA LIMITED PARTNERSHIP)
VISALIA, CALIFORNIA


I have audited the accompanying balance sheets of Pioneer Street Associates (A California Limited Partnership), as of December 31, 2005 and 2004, and the related statements of income, changes in partners capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Street Associates (A California Limited Partnership) as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




Stockton, California
February 27, 2006

                                 C O N T E N T S




                                                                           Page

INDEPENDENT AUDITOR'S REPORT ON
   THE FINANCIAL STATEMENTS..............................................  1


FINANCIAL STATEMENTS

   Balance sheets........................................................   2-3
   Statements of income..................................................   4-7
   Statements of changes in partners capital.............................   8
   Statements of cash flows..............................................   9-10
   Notes to financial statements.........................................  11-14

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004


   ASSETS                                           2005               2004
                                                ------------       ------------

CURRENT ASSETS
   Cash                                         $      8,049       $     31,707
   Real estate tax and insurance                      17,512              3,559
   Prepaid expense                                    12,519             10,455
                                                ------------       ------------
   Total current assets                         $     38,080       $     45,721
                                                ------------       ------------

RESTRICTED DEPOSITS AND FUNDED RESERVES
   Tenant security deposits held in trust       $     44,020       $     43,565
   Replacement reserve                               148,497            159,069
                                                ------------       ------------
                                                $    192,517       $    202,634
                                                ------------       ------------

PROPERTY AND EQUIPMENT, AT COST
   Land                                         $    300,000       $    300,000
   Buildings                                       3,667,343          3,662,431
   Equipment                                         178,017            178,017
                                                ------------       ------------
                                                $  4,145,360       $  4,140,448
   Less accumulated depreciation                   1,584,945          1,443,082
                                                ------------       ------------
                                                $  2,560,415       $  2,697,366
                                                ------------       ------------

OTHER ASSETS
   Deferred charges, less accumulated
     amortization of $31,907 and $28,823        $     33,943       $     37,027
                                                ------------       ------------



                                                $  2,824,955       $  2,982,748
                                                ============       ============


                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004


   LIABILITIES AND PARTNERS CAPITAL                 2005               2004
                                                ------------       ------------

CURRENT LIABILITIES
   Current maturities of long-term debt         $     42,103       $     33,616
   Accounts payable                                    4,733             11,080
   Accrued interest                                        -                  -
   Accrued reporting and administrative fees           4,000              4,000
   Accrued partnership management fee                  5,600                  -
                                                ------------       ------------
   Total current liabilities                    $     56,436       $     48,696
                                                ------------       ------------


DEPOSIT AND PREPAYMENT LIABILITIES
   Tenant security deposits                     $     35,890       $     34,175
   Prepaid rents                                           -                  -
                                                ------------       ------------
                                                $     35,890       $     34,175
                                                ------------       ------------

LONG-TERM DEBT
   Mortgage payable, less current maturities    $  1,673,185       $  1,716,705
                                                ------------       ------------

COMMITMENT


PARTNERS CAPITAL                                $  1,059,444       $  1,183,172
                                                ------------       ------------




                                                $  2,824,955       $  2,982,748
                                                ============       ============


                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                     2005              2004
                                                 ------------      ------------

RENTAL INCOME
   Apartments                                    $    595,045      $    581,172
   Tenant assistance payments                               -                 -
   Subsidy income                                           -                 -
   Miscellaneous                                            -                 -
                                                 ------------      ------------
      Sub-total potential rent revenue           $    595,045      $    581,172
                                                 ------------      ------------

VACANCIES
   Apartments                                    $    (30,191)     $    (47,932)
   Miscellaneous                                            -                 -
                                                 ------------      ------------
      Sub-total vacancies                        $    (30,191)     $    (47,932)
                                                 ------------      ------------

                Net rental revenue               $    564,854      $    533,240
                                                 ------------      ------------

FINANCIAL REVENUE
   Interest Income - project operations          $        838      $        672
   Income from investments - replacement reserve        2,581             1,115
   Income from investments - operating reserve              -                 -
   Income from investments - miscellaneous                  -                 -
                                                 ------------      ------------
      Sub-total financial revenue                $      3,419      $      1,787
                                                 ------------      ------------

OTHER REVENUE
   Laundry and vending                           $     10,252      $     12,754
   NSF and late charges                                     -                 -
   Damage and cleaning fees                                24                 2
   Forfeited tenant security deposits                   3,851             8,915
   Other revenue                                       12,670            12,438
                                                 ------------      ------------
      Sub-total other revenue                    $     26,797      $     34,109
                                                 ------------      ------------

      Total revenues                             $    595,070      $    569,136
                                                 ------------      ------------


                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                    2005               2004
                                                ------------       ------------
OPERATING EXPENSES

  Renting expenses
     Advertising                                $        659       $        895
     Miscellaneous renting expenses                    4,630              3,429
                                                ------------       ------------
            Sub-total renting expenses          $      5,289       $      4,324
                                                ------------       ------------

  Administrative expenses
     Office salaries                            $          -       $          -
     Office supplies                                   1,858              4,607
     Office rent                                           -                  -
     Management fee                                   48,384             46,704
     Manager's salary                                 26,358             30,016
     Legal expense                                     2,022              9,408
     Audit expense                                     4,725              4,532
     Bookkeeping / accounting services                     -                  -
     Telephone and answering service                   1,274              1,145
     Bad debts                                             -                  -
     Miscellaneous administrative expenses                 -              4,958
                                                ------------       ------------
            Sub-total administrative expenses   $     84,621       $    101,370
                                                ------------       ------------

  Utilities expense
     Fuel oil / coal                            $          -       $          -
     Electricity                                      16,371             12,012
     Water                                            15,949             14,709
     Gas                                                   -                  -
     Sewer                                                -                   -
                                                ------------       ------------
            Sub-total utilities expense         $     32,320       $     26,721
                                                ------------       ------------


                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                     2005              2004
                                                 ------------      ------------
Operating and maintenance expense
   Janitor and cleaning payroll                  $          -      $          -
   Janitor and cleaning supplies                            -                 -
   Janitor and cleaning contract                            -                 -
   Exterminating payroll / contract                         -                 -
   Exterminating supplies                                   -                 -
   Garbage and trash removal                           18,339            17,594
   Security payroll / contract                              -                 -
   Grounds payroll                                          -                 -
   Grounds supplies                                         -                 -
   Grounds contract                                    29,967            23,727
   Repairs payroll                                     45,494            37,938
   Repairs material                                    32,121            20,742
   Repairs contract                                    40,896            23,644
   Heating / cooling repairs and maintenance                -                 -
   Decorating payroll / contract                            -                 -
   Decorating supplies                                      -             1,079
   Vehicle and maintenance equipment o & r                  -                 -
   Miscellaneous operating and maint. expenses          8,304            19,720
                                                 ------------      ------------
   Sub-total operating & maint. expense          $    175,121      $    144,444
                                                 ------------      ------------

Taxes and insurance
   Real estate taxes                             $     17,323      $     25,744
   Payroll taxes                                        6,809             7,511
   Miscellaneous taxes, licenses, and permits           1,035             1,005
   Property and liability insurance                    12,958            12,832
   Fidelity bond insurance                                  -                 -
   Workman's compensation                               8,292             7,776
   Health insurance and other employee benefits         8,470             8,086
   Other insurance                                          -                 -
                                                 ------------      ------------
   Sub-total taxes & insurance                   $     54,887      $     62,954
                                                 ------------      ------------


   Total operating expenses                      $    352,238      $    339,813
                                                 ------------      ------------


                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF INCOME (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                    2005               2004
                                                ------------       ------------
OTHER EXPENSES
   Interest expense - mortgage                  $    136,413       $    144,390
   Interest expense - notes                                -                  -
   Miscellaneous financial expense                         -                  -
   Depreciation and amortization                     144,947            143,936
   Reporting fee                                       2,000              2,000
   Admistrative fee                                    2,000              2,000
   Partnership management fee                         11,200                  -
                                                ------------       ------------
      Sub-total other expenses                  $    296,560       $    292,326
                                                ------------       ------------

      Total expenses                            $    648,798       $    632,139
                                                ------------       ------------

      Net income (loss)                         $    (53,728)      $    (63,003)
                                                ============       ============


                       See Notes to Financial Statements.

                           PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                    STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                    General          Limited
                                    Total           Partners         Partner
                                -------------     ------------    -------------
Partners capital
   December 31, 2003            $   1,324,175     $   (410,640)   $   1,734,815

Partners capital
   contributions                            -                -                -

Partners capital
   distributions                      (78,000)         (78,000)               -

Net income (loss)                     (63,003)            (630)         (62,373)
                                -------------     ------------    -------------
Partners capital
   December 31, 2004            $   1,183,172     $   (489,270)   $   1,672,442

Partners capital
   contributions                            -                -                -

Partners capital
   distributions                      (70,000)         (70,000)               -

Net income (loss)                     (53,728)            (537)         (53,191)
                                -------------     ------------    -------------
Partners capital
   December 31, 2005            $   1,059,444     $   (559,807)   $   1,619,251
                                =============     ============    =============


Percentage at
   December 31, 2005                      100%               1%              99%
                                =============     ============    =============


                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                    2005               2004
                                                ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                             $    (53,728)      $    (63,003)
  Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
     Depreciation and amortization                   144,947            143,936
     Change in assets and liabilities:
      Decrease (increase) in:
     Rents receivable                                      -                  -
     Prepaid expenses                                 (2,064)               286
     Tenants' security deposits                         (455)              (366)
     Tax and insurance impounds                      (13,953)             5,896
      Increase (decrease) in:
     Accounts payable                                 (6,347)             5,837
     Bank overdraft                                        -                  -
     Accrued reporting and administrative fee              -                  -
     Accrued partnership management fee                5,600                  -
     Accrued interest                                      -                  -
     Prepaid rents                                         -                  -
     Tenants' security deposits                        1,715             (1,425)
                                                ------------       ------------
     Net cash provided by (used in)
      operating activities                      $     75,715       $     91,161
                                                ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Funding of replacement reserve                $    (29,874)      $    (28,458)
  Withdrawals from replacement reserve                40,446             18,150
  Acquisition of property and equipment               (4,912)           (15,542)
                                                ------------       ------------
     Net cash provided by (used in)
     investing activities                       $      5,660       $    (25,850)
                                                ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Partner contributions                         $          -       $          -
  Partner distributions                              (70,000)           (78,000)
  Principal payments on long-term debt               (35,033)           (30,987)
                                                ------------       ------------
     Net cash provided by (used in)
     financing activities                       $   (105,033)      $   (108,987)
                                                ------------       ------------


                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                    2005               2004
                                                ------------       ------------
      Increase (decrease) in cash and
      cash equivalents                          $    (23,658)      $    (43,676)

Cash and cash equivalents
   Beginning                                          31,707             75,383
                                                ------------       ------------

   Ending                                       $      8,049       $     31,707
                                                ============       ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION
      Cash paid during the year for interest    $    136,413       $    144,390
                                                ============       ============


                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:

                                                        Years
                                                        -----
                Buildings                                27.5
                Equipment                                7

Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

Cash and cash equivalents

For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

Amortization

Deferred charges are amortized over the following estimated useful lives using the straight-line method:

                                                        Years
                                                        -----
                Deferred debt expense                     30
                Tax credit monitoring fee                 15

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

                          NOTES TO FINANCIAL STATEMENTS

Estimates

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS. THESE ASSUMPTIONS AFFECT THE REPORTED AMOUNTS OF ASSETS, LIABILITIES AND THE AMOUNT OF ANY CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THE ESTIMATES MADE.

Personal Assets and Liabilities

In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.

SFAs no. 144

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 144 REQUIRES THAT LONG-LIVED ASSETS AND CERTAIN IDENTIFIABLE INTANGIBLES HELD AND USED BY A ENTITY BE REVIEWED FOR IMPAIRMENT WHENEVER EVENTS OR CHANGES IN CIRCUMSTANCES THAT THE CARRYING AMOUNT OF AN ASSET MAY NOT BE RECOVERABLE. THE ADOPTION OF SFAS NO. 144 HAS NOT MATERIALLY AFFECTED THE PARTNERSHIP'S REPORTED EARNINGS, FINANCIAL CONDITION OR CASH FLOWS.

Reclassifications

CERTAIN ACCOUNTS IN THE PRIOR-YEAR FINANCIAL STATEMENTS HAVE BEEN RECLASSIFIED FOR COMPARATIVE PURPOSES TO CONFORM TO THE PRESENTATION IN THE CURRENT-YEAR FINANCIAL STATEMENTS.

NOTE 2 - ORGANIZATION

Pioneer Street Associates is a California Limited Partnership which was formed in February 1994, to develop, construct, own, maintain and operate a 112-unit multi-family apartment complex known as Foothill Vista Apartments and is located in the city of Bakersfield, California. The major activities of the Partnership are governed by the Partnership Agreement and Loan Agreement with the Pacific Life. Under the Loan Agreement, the Partnership is required to provide low cost housing to moderate or low-income households.

The Partnership has three general partners and one investing limited partner. Partnership transactions with the general partners are described in other notes to this financial statement.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - DEFERRED CHARGES

Deferred charges as of December 31, 2005 and 2004, consists of the following:

                                                    2005               2004
                                                ------------       ------------
Deferred debt expense                           $     39,200       $     39,200
Tax credit monitoring fee                             26,650             26,650
                                                ------------       ------------
                                                $     65,850       $     65,850
        Less accumulated amortization                 31,907             28,823
                                                ------------       ------------
                                                $     33,943       $     37,027
                                                ============       ============

NOTE 4 - RESTRICTED DEPOSITS AND FUNDED RESERVES

In accordance with the Partnership and the Pacific Life replacement Reserve Agreements, the Partnership is required to maintain a replacement reserve account. The account is to be funded annually in the amount of $28,000 until the aggregate balance of the account reaches $182,000.

NOTE 5 - LONG-TERM DEBT

Long-Term debt consisted of a permanent loan with Pacific Life in face amount of $1,960,000.

Under the terms of the 30-year Promissory Note with Pacific Life, the loan provides for an initial interest rate of 8.17% and monthly payments of $14,614.74 commencing on November 1, 1995, and continuing through September 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year Twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As of December 31, 2005, the current interest rate and minimum monthly payment due is 6.93% and $13,304.35, respectively.

The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

Aggregate maturities of Long-term debt for the next five years are as follows:

        December 31, 2006                       $     42,103
                     2007                             45,116
                     2008                             48,343
                     2009                             51,802
                     2010                             55,508
                  Thereafter                       1,472,416
                                                ------------
                    TOTAL                       $  1,715,288
                                                ============

                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

MANAGEMENT FEE

In accordance with the management agreement, the Partnership paid Tetra Property Management Company, affiliates of one of the general partners, a management fee during 2005 and 2004 in the amounts of $48,384 and $46,704, respectively, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 8% of the project's rental income.

ANNUAL REPORTING FEE

An annual reporting fee of $2,000 is payable to the limited partner, WNC California Housing Tax Credit Fund IV, L.P. Series 2, an investor limited partner which holds a 99% interest in the partnership, for services to be rendered for accounting matters relating to preparation of tax returns and other reports required.

Annual PARTNERSHIP administrative Fee

An annual partnership administrative fee of $2,000 is payable to the general partners, for their services to be rendered in connection with the administration of the day to day business of the Partnership.

PARTNERSHIP MANAGEMENT FEE

An annual partnership management fee of $5,600 is payable to the Central Valley Coalition for Affordable Housing (A California Nonprofit Corporation) for services rendered for partnership administrative matters relating to day to day operations of the partnership. For the year ended December 31, 2005, $11,200 was accrued (which includes a back charge of $5,600) and charged to operations.

NOTE 7 - CONCENTRATION OF CREDIT RISK

The Partnership maintains cash and cash equivalents at two financial institutions located in California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per financial institution. At December 31, 2005, the Partnership's uninsured cash balances totaled $18,078.

NOTE 8 - COMMITMENT

The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of
Section 42 of the Internal Revenue Code.

NOTE 9 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is Foothill Vista Apartments. The Partnership's operations are concentrated in the multifamily real estate market.